COMPANY PRESS RELEASE

      MICROSOFT CONSULTING SERVICES ISSUES WORK ORDER TO THE PROJECT GROUP FOR SERVICES IN 2005

HOUSTON, TEXAS - Thursday, December 16, 2004 - The Project Group, Inc. (OTC-BB:PJTG) announced today Microsoft Consulting Services has issued a work order for $704,000 in PJTG services starting January 1, 2005. The services provided under this agreement are in support of Microsoft initiatives focusing primarily on Project Management using Microsoft Project Server software.

Ray McCoppin, Vice President of PJTG, commented "The PJTG Team has been diligently earning its reputation for exceeding expectations with major Microsoft Clients, this Work Order is a very substantial indication of the value of our project management and collaboration solutions."


ABOUT THE PROJECT GROUP

The Project Group (PJTG: OTC BB) is a Microsoft Gold Certified Partner in Business Intelligence and Information Worker Solutions, specializing in project management and collaboration, that provides enterprise-level business solutions to Oil & Gas, Financial Services, Retail, Hospitality and Pharmaceutical industries. The Company's business performance solutions center on Business Intelligence, Workflow & Collaboration, and Enterprise Project and Portfolio Management supporting Microsoft Office tools. The Project Group provides project management, collaboration, and Sarbanes Oxley focused consulting services to many Fortune 1000 organizations, including Halliburton, Microsoft and several of the largest Oil and Gas Companies in the world. PJTG was founded in 2001, and is headquartered in Houston, Texas.

Contact:
     The Project Group, Inc., Houston
     Craig Crawford, 281-445-3333


     Osprey Partners
     Mike Mulshine, 732-292-0982
     ir@projectgroup.com


FORWARD-LOOKING STATEMENTS:
This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that these forward-looking statements involve uncertainties and risks that could cause actual performance and results of operations to differ materially from those anticipated by these statements. These risks and uncertainties include issues related to the ability to: obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new opportunities, and the unpredictable nature of business risks; as well as other factors set forth in the Company's most recently filed SEC reports. The forward-looking statements contained herein represent the Company's judgment as of the date of this release and it cautions readers not to place undue reliance on such statements. The Company assumes no obligation to update the statements contained in this release.

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